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                         EXHIBIT 25

             SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549

                          FORM T-1
                         _________

            STATEMENT OF ELIGIBILITY UNDER THE
              TRUST INDENTURE ACT OF 1939 OF A
          CORPORATION DESIGNATED TO ACT AS TRUSTEE

      Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)


            STATE STREET BANK AND TRUST COMPANY
    (Exact name of trustee as specified in its charter)


              Massachusetts                    04-1867445
    (Jurisdiction of incorporation or       (I.R.S. Employer
organization if not a U.S. national bank)  Identification No.)

    225 Franklin Street, Boston, Massachusetts      02110
     (Address of principal executive offices)    (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President
                    and General Counsel
     225 Franklin Street, Boston, Massachusetts  02110
                       (617) 654-3253
 (Name, address and telephone number of agent for service)

                  Mail-Well I Corporation
  Affiliate Guarantors Listed on Schedule Attached hereto
    (Exact name of obligor as specified in its charter)


               Delaware                        84-1250533
     (State or other jurisdiction of        (I.R.S. Employer
    incorporation or organization)         Identification No.)

               23 Inverness Way East, Suite 160
                     Englewood, CO 80112
                        (303) 790-8023
    (Address of principal executive offices)  (Zip Code)

     8 3/4% Series B Senior Subordinated Notes Due 2008
               (Title of indenture securities)
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                             GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a)  NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY
         AUTHORITY TO WHICH IT IS SUBJECT.

               Department of Banking and Insurance of The
               Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

               Board of Governors of the Federal Reserve System,
               Washington, D.C., Federal Deposit Insurance
               Corporation, Washington, D.C.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
         POWERS.
               Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

               (See note on page 2.)

ITEM 3. THROUGH ITEM 15. NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF
         ELIGIBILITY.

         1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS
         NOW IN EFFECT.

               A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

        2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF
        ASSOCIATION.

               A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

        3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

               A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

        4.   A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR
        INSTRUMENTS CORRESPONDING THERETO.

               A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.


                             1

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        5.   A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE
        OBLIGOR IS IN DEFAULT.

               Not applicable.

        6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES
        REQUIRED BY SECTION 321(b) OF THE ACT.

               The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

        7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS
        SUPERVISING OR EXAMINING AUTHORITY.

               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                           NOTES

        In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

        The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                         SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the March 8, 1999


                         STATE STREET BANK AND TRUST COMPANY


                         By:   /s/ Chi C. Ma
                            ----------------------------------
                         Name:   Chi C. Ma
                         Title:  Assistant Vice President









                             2

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                         EXHIBIT 6


                   CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Mail-Well I Corporation of its 8 3/4% Series B Senior Subordinated Notes Due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                         STATE STREET BANK AND TRUST COMPANY


                         By:    /s/ Chi C. Ma
                             ---------------------------------
                         Name:    Chi C. Ma
                         Title:   Assistant Vice President


Dated: March 12, 1999




                             3

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                         EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1998, published in accordance with a call made by
         ------------------
the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                    Thousands of
ASSETS                                                              Dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and
          coin                                                         2,008,956
     Interest-bearing balances                                        12,286,877
Securities                                                             9,654,241
Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and its Edge subsidiary                              10,922,779
Loans and lease financing receivables:
     Loans and leases, net of unearned income         7,457,235
     Allowance for loan and lease losses                 82,851
     Allocated transfer risk reserve                          0
     Loans and leases, net of unearned income and
          allowances                                                   7,374,384
Assets held in trading accounts                                        1,898,804
Premises and fixed assets                                                513,372
Other real estate owned                                                      100
Investments in unconsolidated subsidiaries                                   484
Customers' liability to this bank on acceptances
   outstanding                                                            48,563
Intangible assets                                                        220,613
Other assets                                                           1,333,210
                                                                     -----------

Total assets                                                          46,262,383
                                                                  ==============
LIABILITIES

Deposits:
     In domestic offices                                               9,557,938
          Noninterest-bearing                         7,158,356
          Interest-bearing                            2,399,582
     In foreign offices and Edge subsidiary                           18,451,054
          Noninterest-bearing                           429,797
          Interest-bearing                           18,021,257
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices
     of the bank and of its Edge subsidiary                           12,023,438
Demand notes issued to the U.S. Treasury                                 451,424
     Trading liabilities                                               1,582,933
Other borrowed money                                                     323,782
Subordinated notes and debentures                                              0
Bank's liability on acceptances executed and
     outstanding                                                          48,563
Other liabilities                                                      1,226,129

Total liabilities                                                     43,665,261
                                                                     -----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                  0

Common stock                                                              29,931
Surplus                                                                  462,782
Undivided profits and capital reserves/Net
     unrealized holding gains (losses)                                 2,080,148
     Net unrealized holding gains (losses) on
          available-for-sale securities                                   27,376
Cumulative foreign currency translation adjustments                       (3,115)
Total equity capital                                                   2,597,122
                                                                     -----------

Total liabilities and equity capital                                  46,262,383
                                                                     -----------




                                        4


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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                 Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                 David A. Spina
                                 Marshall N. Carter
                                 Truman S. Casner